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                                                                   EXHIBIT 10.16

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                             MEADE INSTRUMENTS CORP.

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                           LOAN AND SECURITY AGREEMENT


                           Dated: as of April 23, 1996

                                   $19,500,000



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                            FLEET CAPITAL CORPORATION

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                           LOAN AND SECURITY AGREEMENT

           THIS LOAN AND SECURITY AGREEMENT is made this 23rd day of April, 1996, by and between FLEET CAPITAL CORPORATION ("Lender"), a Connecticut corporation with an office at 15260 Ventura Boulevard, Suite 1200, Sherman Oaks, California 91403 and MEADE INSTRUMENTS CORP. ("Borrower"), a California corporation with its chief executive office and principal place of business at 16542 Millikan Avenue, Irvine, California 92714. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1. CREDIT FACILITY

           Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to Nineteen Million Five Hundred Thousand Dollars ($19,500,000) available upon Borrower's request therefor, as follows:

           1.1      Revolving Credit Loans.

           1.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists and subject to the satisfaction of the applicable conditions precedent set forth in Sections 9 and 9A, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus the LC Amount and reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in good faith shall deem reasonably necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (b) shrinkage, spoilage, and obsolescence of Inventory; (c) slow moving Inventory;
(d) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (e) such other matters, events, conditions, or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder.

           1.1.2 Use of Proceeds. The Loans shall be used solely for: (1) the payment in full of the principal of, and interest accrued under, the Shareholder Notes, (2) the payment in full of the Indebtedness owed by Borrower to the Existing Lender, (3) the consummation of the Recapitalization Transactions in an amount up to but not in excess of


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Five Million Three Hundred Seventy Thousand Dollars ($5,370,000), and (4)
Borrower's general operating capital needs, in a manner consistent with the provisions of this Agreement and all applicable laws.

         1.2    Term Loan.

         1.2.1 Term Loan. Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of Nine Million Five Hundred Thousand Dollars ($9,500,000) which shall be repayable in accordance with the terms of the Term Note and shall be secured by all of the Collateral. The proceeds of the Term Loan shall be used solely for the purposes set forth in subsection 1.1.2 above.

         1.2.2  [Intentionally omitted]

         1.3 Letters of Credit; LC Guaranties. Lender agrees, for so long as no Default or Event of Default exists and subject to the satisfaction of the applicable conditions precedent set forth in Sections 9 and 9A, and if requested by Borrower, to (a) issue its, or cause to be issued its Affiliate's, documentary Letters of Credit for the account of Borrower or (b) execute LC Guaranties by which Lender shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to documentary letters of credit issued for Borrower's account by other Persons, provided that the LC Amount at any time shall not exceed the lesser of (a) Two Million Dollars ($2,000,000), and (b) the Borrowing Base at such time minus the then aggregate outstanding principal amount of Revolving Credit Loans. No Letter of Credit or LC Guarantee may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral, and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

SECTION 2.      INTEREST, FEES AND CHARGES

                2.1      Interest.

                2.1.1    Rates of Interest.

                         (a) Term Loan. Interest shall accrue on the Term Loan
                in accordance with the terms of the Term Note.

                         (b) Revolving Loans. During all times that a Base
                Rate Election is in effect, interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to one-half of one percent (0.50%) plus the Base Rate. The rate of interest shall increase or decrease by


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         an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. During all times that a LIBOR Rate Election is in effect, interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to three percent (3%) plus the LIBOR Rate. The rate of interest shall increase or decrease by an amount equal to any increase or decrease in the LIBOR Rate, effective as of the opening of business on the day that any such change in the LIBOR Rate occurs.

         2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

         2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Term Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Term Note are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

         2.2 Computation of Interest and Fees. Interest, Letter of Credit and LC Guaranty fees, unused line fees, and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of three hundred sixty (360) days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt by Lender of such items in Lender's account located at Harris Bank in Chicago, Illinois or such other account as Lender may designate by written notice to Borrower.

         2.3 Rate Elections. Unless a LIBOR Rate Election is in effect, Borrower shall be deemed to have made an effective Base Rate Election. Upon the conditions that: (a) Lender shall have received a LIBOR Rate Request from Borrower at least one (1) Business Day prior to the effective date of the LIBOR Rate Election, (b) as of the date of the LIBOR Rate Request and the effective date of the LIBOR Rate Election, there shall exist no Default or Event of Default, and (c) if Borrower previously has made any Rate Election hereunder by sending to Lender a Rate Request, as of the effective date of the LIBOR Rate Election, not less than thirty (30) days have elapsed since the effective date of the last such Rate Election made by Borrower hereunder, the LIBOR Rate Election shall become effective on the effective date specified in the related LIBOR Rate Request and shall continue in effect until otherwise provided herein. Upon the conditions that: (a) Lender shall have received a Base Rate Request from Borrower at least one (1) Business


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Day prior to the effective date of the Base Rate Election, and (b) if Borrower previously has made any Rate Election hereunder by sending to Lender a Rate Request, as of the effective date of the Base Rate Election, not less than thirty (30) days have elapsed since the effective date of the last such Rate Election made by Borrower hereunder, the Base Rate Election shall become effective on the effective date specified in the related Base Rate Request and shall continue in effect until otherwise provided herein. The foregoing notwithstanding, should a Default or Event of Default occur and be continuing during any time that a LIBOR Rate Election is in effect, Lender may in its sole and absolute discretion terminate the effectiveness of the LIBOR Rate Election without notice to Borrower, and from and after the time of such termination by Lender a Base Rate Election shall be deemed to be in effect unless and until a future LIBOR Rate Election is made in accordance with the terms hereof.

         2.4 Closing Fee. Borrower shall pay to Lender a closing fee of One Hundred Forty-Six Thousand Two Hundred Fifty Dollars ($146,250) which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder; provided, however, that the amount of such fee shall be reduced by the amount of any unexpended portion of the good faith deposit and commitment fee previously paid to Lender, after deduction therefrom for the payment of Lender's costs, fees, and expenses.

         2.5 Letter of Credit and LC Guaranty Fees. Borrower shall pay to
Lender:

             (a) [Intentionally omitted]

             (b) for documentary Letters of Credit and LC Guaranties of documentary Letters of Credit, a fee equal to three-quarters of one percent (0.75%) per annum of the face amount of each such Letter of Credit or LC Guaranty, payable in arrears on the first day of each month based on the amount available for drawing under such Letter of Credit or LC Guaranty plus the normal and customary charges associated with the issuance and administration of each such Letter of Credit or LC Guaranty (which charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or LC Guaranty).

         2.6 Unused Line Fee. Borrower shall pay to Lender a fee equal to one-half of one percent (0.50%) per annum of the average monthly amount by which Ten Million Dollars ($10,000,000) exceeds the sum of the outstanding principal balance of the Revolving Credit Loans plus the LC Amount, in each case, during the preceding month. The unused line fee shall be payable monthly in arrears on the first day of each month hereafter.


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         2.7  Collection Charges. If items of payment are received by Lender at a time when there are no Revolving Credit Loans outstanding, such items of payment shall be subject to a collection charge equal to one (1) Business Days' interest on the amount thereof at the rate then applicable to Revolving Credit Loans, which collection charges shall be payable on the first day of each month.

         2.8 Audit and Appraisal Fees. Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in connection with audits and appraisals of Borrower's books and records or the Collateral, plus all fees and expenses incurred by Lender in connection with any appraisals of the Collateral commissioned by Lender and performed by third party appraisers. All such fees, costs, and expenses shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

         2.9 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (a) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (d) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (e) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.9 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower also shall reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

         2.10 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (a) the forwarding by Lender to Borrower or any other Person on behalf of Borrower of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (b) the depositing by Lender for collection of any check or item of payment received by or delivered to Lender on account of the Obligations.


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SECTION 3. LOAN ADMINISTRATION

           3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

           3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. (Los Angeles time) on the proposed borrowing date, provided, however, that no such request may be made at a time when the conditions precedent set forth in Section 9A are not satisfied: and (b) the becoming due of any amount required to be paid under this Agreement or the Term Note, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements, or reliance on any reports communicated to it telephonically or electronically and believed in good faith by Lender to have been sent to Lender by Borrower, and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

         3.1.2 Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 3.1 as follows: (a) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (b) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(b) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

         3.1.3 Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees, and expenses at any time owed by Borrower to Lender hereunder.


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           3.2   Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender (and accepted by Lender) specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

           3.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of:
(a) the receipt by Lender or Borrower of any proceeds of any of the Collateral other than Equipment, to the extent of said proceeds; (b) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations; and (c) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance.

           3.2.2 Interest. Interest accrued on Revolving Credit Loans shall be due on the earliest of: (a) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (b) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, and (c) termination of this Agreement pursuant to Section 4 hereof.

           3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

           3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

           3.3   Mandatory Prepayments.

           3.3.1 Proceeds of Sale, Loss, Destruction, or Condemnation of Collateral. Except as provided in subsection 6.4.2 hereof, if Borrower sells any of the Equipment, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of the Term Loan, a sum equal to the proceeds (including insurance payments) received by Borrower from such sale, loss, destruction, or condemnation.

           3.3.2 Excess Cash Flow Recapture. Borrower shall prepay the Term Note and the Revolving Credit Loans by the amount of Borrower's Excess Cash Flow with respect to each fiscal year of Borrower during the Original Term hereof, such prepayments


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to be made within thirty (30) Business Days following the due date for delivery by Borrower to Lender of the annual financial statements required by subsection 8.1.3(a) hereof and each such prepayment shall be applied as follows: (a) first, to the installments of principal due under the Term Note in the inverse order of their maturities up to Five Hundred Thousand Dollars ($500,000); (b) then, to amounts due under the Revolving Credit Loans up to Five Hundred Thousand Dollars ($500,000); and (c) thereafter, no further mandatory prepayments of Excess Cash Flow shall be required.

           3.4 Application of Payments and Collections. For purposes of calculating Availability, all items of payment received by Lender on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that, subject to subsection 3.2.1(a), after the occurrence and during the continuation of an Event of Default, Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If, as the result of collections of Accounts as authorized by subsection 6.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

           3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

           3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and also shall record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practices, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

           3.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges, and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each accounting is mailed to Borrower. Such notice only shall be deemed an objection to those items specifically objected to therein.


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SECTION 4. TERM AND TERMINATION

           4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of five (5) years from the date hereof, through and including April 23, 2001 (the "Original Term"), and this Agreement automatically shall renew itself for one-year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 4.2 hereof.

           4.2   Termination.

           4.2.1 Termination by Lender. Upon at least sixty (60) days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term, and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

           4.2.2 Termination by Borrower. Upon at least sixty (60) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

           4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest, and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount ("Early Termination Charge") equal to: (a) two percent (2%) of the Total Credit Facility if termination occurs during the first twelve-month period of the Original Term (April 23, 1996 up to and including April 23, 1997); (b) one percent (1%) of the Total Credit Facility if termination occurs during the second twelve-month period of the Original Term (April 24, 1997 up to and including April 23, 1998); and (c) one-half of one percent (0.50%) of the Total Credit Facility if termination occurs during the third, fourth, or fifth twelve-month period of the Original Term (April 24, 1998 up to and including April 23, 2001); provided, however, that, if such termination occurs as a proximate result of: (a) the application of the proceeds from an initial public offering of equity securities by Borrower, so long as thereafter Lender continues to be the primary senior secured lender to Borrower, or (b) a prepayment required under subsection 3.3.2 hereof, the Early Termination Charge shall be zero (-0-). If termination occurs on the last


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day of the Original Term or thereafter during any Renewal Term upon sixty (60)
days prior written notice to Lender, no termination charge shall be payable.

           4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable Early Termination Charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option,
(a) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or
(b) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5. SECURITY INTERESTS

           5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (a)      Accounts;

               (b)      Inventory;

               (c)      Equipment;

               (d)      General Intangibles;

               (e) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

               (f) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through
           (e) above,


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
           including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                 (g) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (a) through (f) above.

           5.2 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower also shall promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments, and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

           5.3   [Intentionally omitted]

SECTION 6. COLLATERAL ADMINISTRATION

           6.1   General.

           6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit 6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (a) sales of Inventory in the ordinary course of business; and (b) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

           6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with 438 BFU lender's loss payable endorsements or other satisfactory lender's loss payable endorsements, naming Lender as sole loss payee and additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

           6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

           6.2   Administration of Accounts.

           6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request, but no less frequently than once per week, a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the twentieth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed, aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's reasonable request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, in the event that, during the period between the submission of Schedules of Accounts, Eligible Accounts in an aggregate face amount equal to ten percent (10%) of all Eligible Accounts become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence, and the Borrowing Base thereupon shall be adjusted to reflect such occurrence.

           6.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances, or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances, or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of Two Hundred Fifty Thousand ($250,000) are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto, and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtors and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs, and expenses thereof, including attorneys fees, to Borrower.

           6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

           6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees, or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount, or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and conclude promptly any such verification process.

           6.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to one or more dominion account agreements (each, a "Dominion Account Agreement") in form and substance acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in Borrower's deposit account to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such Dominion Account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

           6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit, and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees, to Borrower.

           6.3   Administration of Inventory.

           6.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth day of such month. Borrower shall conduct either (a) cycle-counts of its Inventory in accordance with its customary and historical practices and shall provide to Lender promptly thereafter a report setting forth any readjustments of its Inventory records resulting from such cycle-counts, together with such supporting information as Lender shall request, or (b) a physical inventory no less frequently than annually and shall provide to Lender a report based upon each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

           6.3.2 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of One Hundred Fifty Thousand Dollars ($150,000), Borrower immediately shall notify Lender of the same, specifying the reason for such return and the location, condition, and intended disposition of the returned Inventory.

           6.4   Administration of Equipment.

           6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity, and value of its Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all certificates of title with respect to that portion of the Equipment that is subject to certificates of title.

           6.4.2 Dispositions of Equipment. Borrower will not sell, lease, or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (a) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of One Hundred Thousand Dollars ($100,000) or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (b) dispositions of Equipment that is substantially worn, damaged, or obsolete and that is replaced with Equipment of like kind, function, and value, provided that the replacement Equipment shall be acquired within thirty (30) days of any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender prior written notice of such disposition.

           6.5   Payment of Charges. All amounts chargeable to Borrower under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand, and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

           6.6   Key Man Life Insurance. From and after the date which is thirty
(30) days after the Closing Date, Borrower shall maintain a key man life insurance policy with respect to Mr. John C. Diebel in an amount of not less than Two Million Dollars ($2,000,000). Borrower shall furnish Lender with an "Absolute Assignment" of such life insurance policy, shall record such "Absolute Assignment" with the issuer of the policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such life insurance policy shall be payable to Lender to be applied on account of the Obligations in such order as Lender shall determine.

SECTION 7. REPRESENTATIONS AND WARRANTIES

           7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make Loans or issue Letters of Credit or LC Guaranties hereunder, Borrower warrants and represents to Lender that:

           7.1.1 Organization and Qualification. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions in which the failure of Borrower to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower.

           7.1.2 Corporate Power and Authority. Borrower is duly authorized and empowered to enter into, execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery, and performance of this Agreement and each of the other Loan Documents and the ESOP Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the shareholders of Borrower; (b) contravene Borrower's charter, articles, or certificate of incorporation or by-laws; (c) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award in effect having applicability to Borrower; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

           7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid, and binding obligation of Borrower enforceable against it in accordance with its respective terms, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

           7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (a) the correct name of each of the Subsidiaries of Borrower (if any), its jurisdiction of incorporation, and the percentage of its Voting Stock owned by Borrower, (b) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (c) the number, nature, and holder of all outstanding Securities of Borrower and of each Subsidiary of Borrower (if any), and (d) the number of authorized, issued, and treasury shares of Borrower and of each Subsidiary of Borrower (if any). Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries (if any), free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as identified on
Exhibit 7.1.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries (if any). Except as identified on Exhibit 7.1.4, there are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

           7.1.5 Corporate Names. Borrower has not been known as or used any corporate, fictitious, or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, Borrower has not been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

           7.1.6 Business Locations; Agent for Process. Borrower's chief executive office and other places of business are as listed on Exhibit 6.1.1 hereto. During the preceding one-year period, Borrower has not had an office, place of business, or agent for service of process other than as listed on
Exhibit 6.1.1. Except as shown on Exhibit 6.1.1, no inventory is stored with a bailee, warehouseman, or similar party that has not entered into a Collateral Access Agreement with Lender, nor is any Inventory consigned to any Person.

         7.1.7 Title to Properties; Priority of Liens. Borrower has good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under
Section 5 hereof are first priority Liens, subject only to Permitted Liens.

         7.1.8 Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

               (a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts, or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

               (c) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

               (d) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim, or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

               (e) At the time of creation, Borrower made no agreement with any Account Debtor thereunder for any extension, compromise, settlement, or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedule of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

                (f) At the time of creation and as of the date of each inclusion on a Schedule of Accounts, there are no known and unreported facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                (g) To the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) at the time of creation and as of the date of each inclusion on a Schedule of Accounts, such Account Debtor was Solvent; and

                (h) To the best of Borrower's knowledge, at the time of creation and as of the date of each inclusion on a Schedule of Accounts, there were no proceedings or actions which were threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

         7.1.9 Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real property has executed a Collateral Access Agreement in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

         7.1.10 Financial Statements; Fiscal Year. The balance sheets of Borrower as of February 29, 1996, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial position of Borrower at such dates and the results of Borrower's operations for such periods. Since February 29, 1996, there has been no material change in the condition, financial or otherwise, of Borrower and no change in the aggregate value of Equipment owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower ends on the last day of February of each year.

           7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact (other than facts of a general economic nature) which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, reasonably could be expected to materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement or the other Loan Documents.

           7.1.12 Solvent Financial Condition. Borrower is now and, after giving effect to the Loans to be made and the Letters of Credit and LC Guaranties to be issued hereunder and the application of the proceeds thereof, will be, Solvent.

           7.1.13 Surety Obligations. Except as shown on Exhibit 7.1.13 hereto, Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance, or completion of performance of any undertaking or obligation of any Person.

           7.1.14 Taxes. Borrower's federal tax identification number is 95-2988062. Borrower has filed all federal, state, and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies, and other governmental charges shown thereon to be due upon it, its income and Properties as and when such taxes, assessments, fees, levies, and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings, and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year.

           7.1.15 Brokers. Except as disclosed in writing to Lender prior to the date hereof, there are no claims for brokerage commissions, finder's fees, or investment banking fees in connection with the transactions contemplated by this Agreement.

           7.1.16 Patents, Trademarks, Copyrights, and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, and licenses necessary for the conduct of its business. Borrower is in compliance with the foregoing without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and other similar rights are listed on Exhibit 7.1.16 hereto.

           7.1.17 Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

           7.1.18 Compliance with Laws. Borrower has duly complied in all material respects with, and its Properties, business operations, and leaseholds are in compliance in all material respects with, the provisions of all federal, state, and local laws, rules, and regulations applicable to Borrower, its Properties or the conduct of its business, and there have been no citations, notices, or orders of noncompliance issued to Borrower under any such law, rule, or regulation. Borrower has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state, and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Sections 201 et seq.), as amended.

           7.1.19 Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower.

           7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings, or investigations pending, or to the knowledge of Borrower, threatened against or affecting Borrower, or the business, operations, Properties, prospects, profits, or condition of Borrower that reasonably could be expected to have a material adverse effect on Borrower, its properties, assets, financial condition, business, or prospects. Borrower is not in default with respect to any order, writ, injunction, judgment, decree, or rule of any court, governmental authority or arbitration board or tribunal.

           7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed in excess of Fifty Thousand Dollars ($50,000).

           7.1.22 Leases. Exhibit 7.1.22(A) hereto is a complete listing of all capitalized leases of Borrower and Exhibit 7.1.22(B) hereto is a complete listing of all operating leases of Borrower. Borrower is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases.

           7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, Borrower does not have any Plan. Borrower is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower exists in connection with any Plan. Borrower does not have any withdrawal liability in connection with a Multiemployer Plan.

           7.1.24 Trade Relations. There exists no actual or, to the best knowledge of Borrower, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances that reasonably could be expected to materially adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

           7.1.25 Labor Relations. Except as described on Exhibit 7.1.25 hereto, Borrower is not a party to any collective bargaining agreement. There are no material grievances, disputes, or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or organization.

           7.1.26 Eligible Inventory. All Eligible Inventory is now and shall be at all times hereafter of good and merchantable quality, free from defects.

           7.1.27 ESOP Qualification. The provisions of the ESOP in all material respects in form satisfy the requirements applicable to a qualified plan under
Section 401(a) of the IRC, and the provisions of the ESOP Trust Agreement in all material respects in form satisfy the requirements of an exempt trust under
Section 501(a) of the IRC. The provisions of the ESOP in all material respects in form satisfy the requirements applicable to an "employee stock ownership plan" under Section 4975(e)(7) of the IRC and Section 407(d)(6) of ERISA.

           7.1.28 ESOP Loan. Assuming the purchase of Series B Common Stock of the Borrower by the ESOP from the Principal Shareholders is for no more than "adequate consideration," as that term is defined in Section 3(18) of ERISA, and is in the best interests of participants and beneficiaries of the ESOP, neither the Recapitalization Transactions nor the transactions contemplated by the Loan Documents will constitute or result in a non-exempt prohibited transaction under
Section 4975(c)(1) of the IRC or Section 406(a) of ERISA, and the ESOP Loan is an "exempt loan" within the meaning of Treas. Reg. Sections 54-4975-7(b).

           7.1.29 ESOP Trustee and Independent Financial Advisor. Both the ESOP Trustee and the Independent Financial Advisor are independent of Borrower and its Affiliates as defined in Prop. DOL Reg. Sections 2510.3-18(b)(3)(iii).

           7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete, and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete, or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

           7.3 Survival of Representations and Warranties. All representations and warranties of Borrower to Lender contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery, and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

           8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

           8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect, audit, and make extracts from its books and records, and discuss with its officers, its employees, and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects, and results of operations.

           8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete, or misleading in any material respect.

           8.1.3 Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions, and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                  (a) not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower as of the end of such year, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs, but expressly not to include any qualification as a result of the failure of Borrower to conduct a physical inventory);

                  (b) not later than thirty-five (35) days after the end of each month hereafter, including the last month of Borrower' s fiscal year, unaudited interim financial statements of Borrower as of the end of such month and of the portion of Borrower's financial year then elapsed, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, or reports which Borrower has made available to its shareholders generally and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (d) promptly after the filing thereof, copies of any annual report required by ERISA to be filed in connection with each Plan; and

                  (e) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's financial condition or results of operations.

         Concurrently with the delivery of the financial statements described in clause (a) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their audit of the financial statements of Borrower, they are not aware that Borrower is not in compliance with the provisions of Sections 8.3.1, 8.3.2, 8.3.3, 8.3.4, 8.3.5, and 8.3.6,
or, if they are aware of such non-compliance, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses
(a) and (b) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Borrower.

         8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

         8.1.5 [Intentionally omitted]

         8.1.6 Projections. No later than thirty (30) days after the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month.

         8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

         8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate with any Person, nor acquire all or any substantial part of the Properties of any Person.

         8.2.2 Loans. Other than the ESOP Loan, make any loans or other advances of money (other than for salary, travel advances, advances against commissions, and other similar advances in the ordinary course of business) to any Person.

         8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, except:

               (a)      Obligations owing to Lender;

               (b)      [Intentionally omitted];

               (c)      [Intentionally omitted];

               (d) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than one hundred twenty (120) days from the billing date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants;

                  (e) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than ninety (90) days from the due date nor more than two hundred forty
         (240) days from the billing date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants;

                  (f) Obligations to pay Rentals permitted by subsection 8.2.13 hereof;

                  (g) Permitted Purchase Money Indebtedness;

                  (h) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                  (i) Indebtedness not included in paragraphs (a) through (g) above which does not exceed at any time, in the aggregate, the sum of Three Hundred Fifty Thousand Dollars ($350,000).

         8.2.4 Affiliate Transactions. Other than in connection with the consummation of the Recapitalization Transactions, enter into, or be a party to, any transaction with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or except with respect to Borrower's repurchase of shares of common stock held by a Noteholder as described in Section 8.2.7(g). For purposes of this covenant and with respect only to the transactions contemplated by the Loan Documents and the Churchill Documents, Churchill shall be deemed not to be an Affiliate of Borrower.

         8.2.5 Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (a)      Liens at any time granted in favor of Lender;

                  (b) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                  (c)      Ordinary Course Liens;

                  (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (e)      [Intentionally omitted];

                  (f)      such other Liens as appear on Exhibit 8.2.5 hereof;
         and

                  (g) such other Liens as Lender may hereafter approve in writing.

         8.2.6    [Intentionally omitted]

         8.2.7    Distributions. Declare or make any Distributions, except:

                  (a)      the declaration and making of ESOP Qualifying
         Dividends;

                  (b) the declaration and making of dividends payable-in-kind in respect of the Churchill Preferred Stock;

                  (c) from and after April 22, 2001, and so long as the Term Loan has been repaid in full and no Event of Default has occurred and is continuing or would occur hereunder as a result thereof, the declaration and making of current dividends paid in cash in respect of the Churchill Preferred Stock;

                  (d) from and after the date that on which the Term Loan has been repaid in full and so long as no Default has occurred and is continuing or would occur hereunder as a result thereof, the redemption of the Churchill Preferred Stock in accordance with the terms and conditions of the Churchill Securities Purchase Agreement as in effect on the date hereof;

                  (e) on the Closing Date, the redemption by Borrower of $250,000 of its outstanding capital stock as part of the Recapitalization Transactions;

                (f) (i) the declaration and making of contributions to the ESOP, (ii) the declaration and making of cash distributions to participants in the ESOP required by the ESOP Plan Document, and (iii) the purchase of any share of the Series B Common Stock put to Borrower pursuant to Section 14(b) of the ESOP Plan Document; so long as such cash distributions and purchases do not exceed $500,000 at any one time; and

                (g)      the repurchase of shares of common stock pursuant to
         Section 5 of the Shareholder Agreement in connection with the death of one of the Noteholders, so long as the funds used in connection with such repurchase do not exceed the amount of Available Proceeds (as that term is defined in the Shareholder Agreement).

         8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower, exceed One Million Dollars ($1,000,000) during any fiscal year of Borrower.

         8.2.9 Disposition of Assets. Other than in connection with the consummation of the Recapitalization Transactions, sell, lease, or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (a) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder or (b) dispositions expressly authorized by this Agreement.

         8.2.10 [Intentionally omitted]

         8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

         8.2.12 Restricted Investment. Make or have any Restricted Investment.

         8.2.13 Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower is then lessee would exceed $500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

         8.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

         8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

         8.3.1 Minimum Working Capital. Maintain at all times Working Capital of not less than (a) $3,500,000 during the months of March, April, May, June, July, and August of each year, and (b) $4,000,000 during the remaining months in such year.

         8.3.2 Profitability. Achieve EBITDA of not less than the amount shown below for the period corresponding thereto:

                Period                                    EBITDA
                ------                                    ------
         March 1, 1996 through
         August 31, 1996                                $  750,000

         March 1, 1996 through
         November 30, 1996                              $3,900,000

         March 1, 1996 through
         February 28, 1997                              $3,900,000

         March 1, 1997 through
         May 31, 1997                        (Less than)$  650,000(Greater than)

         March 1, 1997 through
         August 31, 1997                                $  750,000

         March 1, 1997 through
         November 30, 1997                              $3,900,000

         March 1, 1997 through
         February 28, 1998                              $3,900,000

         March 1, 1998 through
         May 31, 1998                        (Less than)$  650,000(Greater than)

         March 1, 1998 through
         August 31, 1998                                $  750,000

         March 1, 1998 through
         November 30, 1998                              $4,200,000

                Period                                     EBITDA
                ------                                     ------
         March 1, 1998 through
         February 28, 1999                                $4,200,000

         March 1, 1999 through
         May 31, 1999                          (Less than)$  650,000(Greater than)

         March 1, 1999 through
         August 31, 1999                                  $  750,000

         March 1, 1999 through
         November 30, 1999                                $4,600,000

         March 1, 1999 through
         February 28, 2000                                $4,600,000

         For each period of
         March 1 through May 31
         during each subsequent fiscal year    (Less than)$  650,000(Greater than)

         For each period of
         March 1 through August 31
         during each subsequent fiscal year               $  750,000

         For each period of
         March 1 through November 30
         during each subsequent fiscal year               $4,600,000

         For each period of
         March 1 through February 28/29
         during each subsequent fiscal year               $4,600,000


         8.3.3 Debt to Net Worth Ratio. Maintain at all times a Debt to Net Worth Ratio of not more than (a) 3.5:1.0 during the months of December, January, and February of each year, and (b) 4.0:1.0 during the remaining months in such year.

         8.3.4 Cash Flow. Achieve Pretax Profit for each month of not less than a negative $500,000.

         8.3.5 Interest Coverage Ratio. Achieve, at the end of each of the following fiscal periods, an Interest Coverage Ratio of not less than the ratio shown below for the period corresponding thereto:

                Period                              Ratio
                ------                              -----
         For each period of
         March 1 through August 31
         during each fiscal year                   1.2:1.0

         For each period of
         March 1 through February 28/29
         during each fiscal year                   2.5:1.0

         8.3.6 Total Senior Debt Coverage Ratio. Maintain, at the end of each of the following fiscal periods, a ratio of (a) Total Senior Debt as of the date of any determination, to (b) EBITDA for the twelve month period ending on the date of determination minus Capital Expenditures for the twelve month period ending on the date of determination (other than those expended in connection with the repair, restoration, or refurbishing of already owned capital assets), of not greater than the ratio shown below for the period corresponding thereto:


                Period                              Ratio
                ------                              -----
          March 1, 1996 through
          May 31, 1996                             5.5:1.0

          March 1, 1996 through
          August 31, 1996                          5.5:1.0

          March 1, 1996 through
          November 30, 1996                        4.0:1.0

          March 1, 1996 through
          February 28, 1997                        3.0:1.0

          For each subsequent period
          of March 1 through May 31
          during each fiscal year                  5.0:1.0

          For each subsequent period
          of March 1 through August 31
          during each fiscal year                  5.5:1.0

        For each subsequent period
        of March 1 through November 30
        during each fiscal year                    4.0:1.0

        For each subsequent period
        of March 1 through February 28/29
        during each fiscal year                    3.0:1.0

           8.3.7 Total Senior Debt to Total Capitalization Ratio. Maintain for each fiscal quarter a ratio of Total Senior Debt to Total Capitalization of not more than the ratio shown below for the period corresponding thereto:

                  Period                              Ratio
                  ------                              -----
           For each fiscal quarter ended
           May 31 during each fiscal year            .66:1.0

           For each fiscal quarter ended
           August 31 during each fiscal year         .75:1.0

           For each fiscal quarter ended
           November 30 during each fiscal year       .66:1.0

           For each fiscal quarter ended
           February 28/29 during each fiscal year    .60:1.0

           8.3.8 Excess Availability. Maintain average Availability calculated on a monthly basis of not less than (a) Five Hundred Thousand Dollars ($500,000), minus (b) the Recapture Amount.

SECTION 9. CONDITIONS PRECEDENT TO INITIAL CREDITS

           Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make or issue the initial Loans, Letters of Credit, or L/C Guaranties under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

           9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents (other than the Dominion Account Agreement), together with such additional documents, instruments, and certificates as Lender and its counsel shall require in connection therewith, all in form and substance satisfactory to Lender and its counsel.

         9.2 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

         9.3 Approvals and Consents. Borrower shall have received all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections, and franchises necessary for the consummation of the Recapitalization Transactions and the transactions contemplated by the Loan Documents.

         9.4 Interim Financial Statements. Prior to the Closing Date, Lender shall have received copies of Borrower's interim financial statements, dated as of February 29, 1996 , certified by an appropriate officer of Borrower as presenting fairly in all material respects the financial condition of Borrower.

         9.5 Pension Plans. Lender shall have received copies, certified as true and correct by an appropriate officer of Borrower, of any and all Plans of Borrower.

         9.6 Labor Contracts. Lender shall have received a certificate, signed by an appropriate officer of Borrower, stating that Borrower is not a party to any collective bargaining agreements.

         9.7 Pro Forma Balance Sheet. On the Closing Date, Lender shall have received from a pro forma opening balance sheet of Borrower giving effect to the Recapitalization Transactions and the making of the Loans, which shall be satisfactory to Lender in its discretion.

         9.8 Availability. Lender shall have determined that immediately after Lender has made the initial Loans and issued the initial Letters of Credit and LC Guaranties contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall be not less than Two Million Dollars ($2,000,000).

         9.9 Vendor Checks. Lender shall have performed vendor checks in respect of Borrower's vendors and suppliers, the results of which checks shall be satisfactory to Lender.

         9.10 Certified Documents of Borrower. On or before the Closing Date, Borrower shall have delivered to Lender copies of the following documents, duly certified, or the following certificates, as applicable:

         (a) Resolutions of the Board of Directors of Borrower authorizing (i) the execution, delivery, and performance of the Loan Documents to which Borrower is a party, (ii) the consummation of the transactions contemplated by the Loan Documents to which Borrower is a party, and (iii) all other actions to be taken by Borrower in connection with the Loan Documents to which Borrower is a party;

         (b) A certificate, signed by the Secretary or an Assistant Secretary of Borrower, dated as of the Closing Date, as to (i) the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Loan Documents to which Borrower is a party on behalf of Borrower, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (ii) the authenticity and completeness of the respective Articles of Incorporation and By-Laws of Borrower; and

         (c) Certificates of status or good standing of Borrower, from the Secretary of State of California and of each state or other jurisdiction in which Borrower is qualified to do business, dated within five (5) days of the Closing Date.

         9.11 Recapitalization Transactions Documents. Lender shall have received copies, certified as true and correct by an appropriate officer of Borrower, of the Recapitalization Transactions Documents.

         9.12 Collateral Access Agreements. Lender shall have received Collateral Access Agreements in respect of Borrower's office and warehouse locations in Irvine, California and any other location (other than Borrower's warehouse space in Long Beach, California) where Inventory or Equipment is located, each of which shall have been duly executed and be in full force and effect.

         9.13 Confirmation Searches. Lender shall have received searches reflecting the filing of its financing statements and fixture filings.

         9.14 Opinion of Counsel. Lender shall have received from counsel for Borrower a legal opinion in form and substance satisfactory to Lender and its counsel.

         9.15 Evidence of Insurance of Collateral. Lender shall have received certificates of insurance in respect of the Collateral, together with the endorsements thereto, as are required by subsection 6.1.2 hereof.

         9.16 Use of Financing. Lender shall have received evidence satisfactory to it that the ESOP shall purchase no less than thirty percent (30%) (after warrant dilution) of the common stock of Borrower for an amount of not less than Eleven Million Dollars ($11,000,000).

         9.17 Independent Financial Advisor Opinion. Lender shall have received a copy of a favorable opinion rendered by the Independent Financial Advisor that
(a) values Borrower at not less than Twenty-Two Million Dollars ($22,000,000),
(b) values the trademarks and other intangibles of Borrower at not less than Seven Million Dollars ($7,000,000), and (c) indicates that the Recapitalization Transactions are fair to the ESOP from a financial perspective.

         9.18 Opinion of Counsel to ESOP Trustee. Lender shall have received an opinion from counsel to the ESOP Trustee, dated as of the Closing Date, as to Borrower's (a) eligibility to deduct its contributions to the ESOP from Borrower's taxes and (b) compliance with ERISA and the IRC.

         9.19 Certificate of Borrower. Lender shall have received a certificate, signed by an officer of Borrower, dated as of the Closing Date, as to the amount of ESOP contributions that would have been tax deductible in fiscal year 1995 had the ESOP been in existence during that time.

         9.20 Pay-Off Letter and UCC Termination Statements, etc. Existing Lender and each of the Noteholders shall have executed and delivered the Pay-Off Letters, which shall be in full force and effect, and, in the case of Existing Lender, together with UCC termination statements and other documentation evidencing the termination of its Liens on the Property of Borrower.

         9.21 Holdings. Lender shall have received evidence satisfactory to it of the merger of Holdings into Borrower.

         9.22 Closing Date Projections. Lender shall have received a set of projections, a copy of which shall be attached hereto as Exhibit 9.22 (the "Closing Date Projections"), as to the projected financial performance of Borrower from the Closing Date (after giving effect to the transactions contemplated hereby) through fiscal year ended December 31, 2001. The Closing Date Projections shall be prepared on a year-by-year basis for each such year and for the upcoming fiscal year shall be on a month-by-month basis. The Closing Date Projections shall be in form and substance satisfactory to Lender and certified by the chief financial officer of Borrower as being such officer's good faith, best estimate of the financial performance of Borrower during such period.

         9.23 Churchill Equity Investment. Lender shall have received evidence satisfactory to it that the Churchill Equity Investment has been consummated in accordance with the Churchill Documents.

SECTION 9-A. CONDITIONS PRECEDENT TO ALL LOANS

           Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make or issue any Loans, Letters of Credit, or L/C Guaranties under this Agreement unless each of the following conditions is satisfied:

           9-A.1 No Default. No Default or Event of Default shall exist.

           9-A.2 Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of date of such Loan (except to the extent that such representations and warranties relate solely to an earlier date).

           9-A.3 No Litigation. No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed before any court, governmental agency, or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 9-B. CONDITIONS SUBSEQUENT

           As conditions subsequent to the making of the Loans, Letters of Credit, or L/C Guaranties on the Closing Date, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default hereunder):

           9-B.1 Financial Management Information System. Within eighteen (18) months of the Closing Date, Borrower shall upgrade its financial management information system to provide more sophisticated and flexible reporting, which upgrade shall be reasonably satisfactory to Lender.

           9-B.2 Long Beach Collateral Access Agreement. If Borrower has not vacated its warehouse facility in Long Beach, California within sixty (60) days of the Closing Date, Borrower shall deliver to Lender, not later than the 60th day after the Closing Date, a Collateral Access Agreement with respect to that location.

           9-B.3 Evidence of Key Man Life Insurance. Within thirty (30) days of the Closing Date, Lender shall have received certificates of key man life insurance with respect to Mr. John C. Diebel, together with the Absolute Assignments thereof, as are required by Section 6.6 hereof.

         9-B.4 Dominion Account Agreement. Within thirty (30) days of the Closing Date, Lender shall have received a Dominion Account Agreement, in form and substance satisfactory to Lender, which shall have been duly executed and be in full force and effect.

SECTION 10.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

                10.1.1 Payment of Note. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Term Note on the due date of such installment.

                10.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Term Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                10.1.3 Misrepresentations. Any representation, warranty, or other statement made or furnished to Lender by or on behalf of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

                10.1.4 Breach of Specific Covenants. (a) Borrower shall fail or neglect to perform, keep, or observe any covenant contained in Sections 5.2, 6.1.1, 6.2 (exclusive of subsection 6.2.5), or 8.1.3 hereof on the date that Borrower is required to perform, keep, or observe such covenant, and the breach of such covenant is not cured to Lender's satisfaction within five (5) days of such breach; and (b) Borrower shall fail or neglect to perform, keep, or observe any covenant contained in Sections 6.2.5, 8.1.1, 8.2, or 8.3 hereof on the date that Borrower is required to perform, keep, or observe such covenant.

                10.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep, or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

                10.1.6 Default Under Security Documents/Other Agreements/ Recapitalization Transactions Documents. Borrower shall default in the performance or observance of any term, covenant, condition, or agreement contained in, any of the Security Documents, any of the Other Agreements, or the Recapitalization Transactions Documents, and such default shall continue beyond any applicable grace period.

                10.1.7 Other Defaults. (a) There shall occur any default or event of default on the part of Borrower under any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of Fifty Thousand Dollars ($50,000) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

                (b) There shall occur any unmatured event of non-compliance or event of non-compliance on the part of Borrower under any of the Churchill Documents.

                10.1.8 Uninsured Losses. Any material loss, theft, damage, or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

                10.1.9 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower.

                10.1.10 Insolvency and Related Proceedings. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian, or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than sixty (60) days), or Borrower shall make any offer of settlement, extension, or composition to its unsecured creditors generally.

                10.1.11 Business Disruption. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower, or any lease or agreement to which Borrower is or becomes a party, which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained, or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

                10.1.12 Change of Ownership. The Principal Shareholders shall cease to own and control, beneficially and of record, at least forty percent (40%) of the issued and outstanding common stock of Borrower.

                10.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated (other than in a "standard termination" as defined in Section 4041(b) of ERISA) or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments in excess of Fifty Thousand Dollars ($50,000) to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

                10.1.14 Challenge to Agreement. Borrower or any Affiliate of Borrower shall challenge or contest in any action, suit, or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                10.1.15 [Intentionally omitted]

                10.1.16 Criminal Forfeiture. Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower valued in the aggregate in excess of Fifty Thousand Dollars ($50,000).

                10.1.17 Judgments. Any money judgment, writ of attachment, or similar process is filed against Borrower or any of its Property in connection with a claim in excess of Fifty Thousand Dollars ($50,000) and the same is not discharged or bonded against within thirty (30) days of the date of such filing.

                10.1.18 ESOP Loan. If the ESOP fails to pay when due and payable or when declared due and payable, but subject to any requirement of prior notice or the expiration of any grace period set forth in the ESOP Loan Agreement, any amount payable under the ESOP Loan Agreement as a result of Borrower's failure to make contributions to the ESOP.

         10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice, or demand by Lender.

         10.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise, from time to time, the following rights and remedies:

                10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                10.3.2 The right to take immediate possession of the Collateral, and to (a) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (b) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

                10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease, or otherwise dispose of the Collateral, or any part thereof, for cash, credit, or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling, and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

                10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                10.3.5 Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

         10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers, and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants, and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11.   MISCELLANEOUS

         11.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes, and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

              11.1.1 At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

                11.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(a) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(b) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (c) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (d) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (e) prepare, file, and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (f) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (g) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (h) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (i) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (j) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (k) make and adjust claims under policies of insurance; and (l) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

         11.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action, or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower to any potential participant or assignee in accordance with Section 11.16 hereof.

         11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.5 Successors and Assigns. This Agreement, the Other Agreements, and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

         11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

         If to Lender:     Fleet Capital Corporation
                           15260 Ventura Boulevard, Suite 1200
                           Sherman Oaks, California 91403
                           Attention: Loan Administration Manager
                           Facsimile No.: (818) 905-5927


         With a copy to:   Brobeck, Phleger & Harrison LLP
                           550 South Hope Street
                           Los Angeles, California 90071
                           Attention: John Francis Hilson, Esq.
                           Facsimile No.: (213) 239-1324


         If to Borrower:   Meade Instruments Corp.
                           16542 Millikan Avenue
                           Irvine, California 92714
                           Attention: Mr. John C. Diebel
                           Facsimile No.: (714) 756-1450


         With a copy to:   O'Melveny & Myers
                           610 Newport Center Drive, Suite 1700
                           Newport Beach, California 92660
                           Attention: J. Jay Herron, Esq.
                           Facsimile No.: (714) 669-6994

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

         11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements, or any of the Security Documents as a condition to any action, inaction, condition, or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         11.10 Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower.

         11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements, and the Security Documents.

         11.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN LOS ANGELES, CALIFORNIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES, CALIFORNIA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION

OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         11.15 WAIVERS BY BORROWER. BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (E) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         11.16 Confidentiality. Lender agrees that material, non-public information regarding Borrower, its operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by it to Persons who are not parties to this Agreement, except: (a) to counsel for and other advisors, accountants, and auditors to Lender, (b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (c) as may be agreed to in advance by Borrower, (d) as to any such information that is or becomes generally available to the public, and (e) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of Lender's interests under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to take its interest hereunder subject to the terms hereof.

                IN WITNESS WHEREOF, this Agreement has been duly executed in Los Angeles, California, on the day and year specified at the beginning of this Agreement.

ATTEST:                                 MEADE INSTRUMENTS CORP.



/s/ STEVEN MURDOCK                      By /s/ JOHN C. DIEBEL
-----------------------------------       --------------------------------
Secretary                               Title Chairman & CEO
[CORPORATE SEAL]


                                        ACCEPTED IN Los Angeles, California:

                                        FLEET CAPITAL CORPORATION


                                        By /s/ ALISA FREDERICK
                                          --------------------------------

                                        Title  Vice President
                                             -----------------------------

                                   APPENDIX A

                               GENERAL DEFINITIONS


         When used in the Loan and Security Agreement dated as of April 23, 1996 by and between Fleet Capital Corporation and Meade Instruments Corp., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Account Debtor - any Person who is or may become obligated under or on account of an Account.

         Accounts - all accounts, contract rights, chattel paper, instruments (including the ESOP Note), and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

         Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the most recent financial statement of Borrower supplied to Lender pursuant to subsection
     8.1.3 of the Agreement, but excluding:

                  (i)      any gain or loss arising from the sale of capital

     assets;

                  (ii)     any gain arising from any write-up of assets;

                  (iii) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

                  (iv) net earnings of any business entity in which Borrower has less than a one hundred percent (100%) ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

                  (v) the earnings of any Person to which any assets of Borrower shall have been sold, transferred of disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                  (vi) any gain arising from the acquisition of any Securities of Borrower; and

                  (vii) any gain arising from extraordinary or non-recurring items.

         Affiliate - a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

         Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

         Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (-0-).

         Bank - Fleet Bank Connecticut, N.A.

         Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

         Base Rate Election - an election to cause interest on the Loans to be computed with reference to the Base Rate, that is effected by the giving of a Base Rate Request in accordance with Section 2.3.

         Base Rate Request - a notice in writing (or by telephone confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Lender requesting that interest on the Loans be computed with reference to the Base Rate, specifying the date upon which such request is to become effective.

         Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                  (i)      Ten Million Dollars ($10,000,000); or

                  (ii)     an amount equal to:

                           (a) eighty-five percent (85%) of the net amount of
                  Eligible Accounts (other than Wal Mart Accounts) outstanding at such date, less the amount, if any, of the Dilution Reserve; PLUS

                           (b) (i) the net amount of the Wal Mart Accounts
                  outstanding at such date, less the amount, if any, of the Wal Mart Reserve, times (ii) eighty-five percent (85%); PLUS

                           (c) the lesser of (1) Five Million Dollars
                  ($5,000,000) and (2) the sum of: (y) seventy-five percent (75%) of the value of Eligible Finished Goods Inventory, and
                  (z) twenty-five percent (25%) of the value of Eligible Raw Materials Inventory, at such date calculated on the basis of the lower of cost or market value with the cost of raw materials and finished goods calculated on a first-in, first-out basis.

         For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time.

         Business Day - any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are closed.

         Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Cash Flow - for any period, means Borrower's Consolidated (i) Adjusted Net Earnings from Operations for such period, plus (ii) depreciation and amortization expenses for such period, plus (iii) deferred taxes for such period, all as determined in accordance with GAAP.

         Churchill - Churchill ESOP Capital Partners, A Minnesota limited partnership.

         Churchill Documents - the Churchill Securities Purchase Agreement, the Churchill Warrant, the Registration Rights Agreement, the Shareholder Agreement, the amended and restated articles of incorporation of Borrower, and any other material document relating to the Churchill Equity Investment.

         Churchill Equity Investment - the purchase by Churchill of the Churchill Preferred Stock for an aggregate consideration of Six Million Dollars ($6,000,000).

         Churchill Preferred Stock - One thousand (1,000) shares of Series A Preferred Stock, no par value, of Borrower purchased by Churchill in accordance with the terms of the Churchill Securities Purchase Agreement.

         Churchill Securities Purchase Agreement - that certain Securities Purchase Agreement, dated as of the date hereof, between Borrower and Churchill, the terms of which shall include: (i) no mandatory redemption of the Churchill Preferred Stock by Borrower earlier than the later of five years after the Closing Date or the date of repayment in full by Borrower of the Term Loan and (ii) a dividend not to exceed fourteen percent (14%) per annum.

         Churchill Warrant - the Class A Common Stock Warrant of Borrower issued to Churchill pursuant to Section 2.2 of the Churchill Securities Purchase Agreement.

         Closing Date - the date on which all of the conditions precedent in Sections 9 and 9A of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

         Code - the Uniform Commercial Code as adopted and in force in the State of California as from time to time in effect.

         Collateral - all of the Property and interests in Property described in
     Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         Collateral Access Agreement - a landlord waiver, mortgagee waiver, bailee letter, or similar acknowledgement agreement of any warehouseman or processor of Inventory or Equipment, in each case, in form and substance satisfactory to Lender.

         Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

         Debt to Net Worth Ratio - with respect to any date, the ratio of (i) Total Liabilities for such date to (ii) Net Worth for such date, all as determined in accordance with GAAP.

         Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - as defined in subsection 2.1.2 of the Agreement.

         Dilution Reserve - as of the date of any determination, an amount sufficient to reduce Lender's advance rate against Eligible Accounts by one
     (1) percentage point for each percentage point by which the amount (expressed as a percentage and based upon the experience of the immediately preceding three (3) months) of Borrower's Accounts (exclusive of Accounts owed by Wal Mart) that are subject to bad debt write-downs, discounts, co-op advertising, returns, promotions, credits, or other dilution is in excess of seven and one-half percent (7.5%) of all Eligible Accounts.

         Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions of the same series of Securities or capital stock), (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities,
     (iii) the redemption of the Churchill Preferred Stock, and (iv) the payment of the repurchase price with respect to the Churchill Warrant.

         Dominion Account - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

         Dominion Account Agreement - as defined in subsection 6.2.5 of the Agreement.

         Early Termination Charge - as defined in subsection 4.2.3 of the Agreement.

         EBIT - with respect to any fiscal period, the sum of Borrower's net earnings (or loss) before interest expense, and taxes for said period as determined in accordance with GAAP.

         EBITDA - with respect to any fiscal period, EBIT before amortization and depreciation and before ESOP Qualifying Dividends for such period as determined in accordance with GAAP.

         Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (i) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                  (ii)  [Intentionally omitted]

                  (iii) it is due or unpaid more than ninety (90) days after the original invoice date; provided, however, that Accounts, approved by Lender from time to time, that are due or unpaid not more than one hundred fifty (150) days after the original invoice date may be eligible up to a maximum aggregate amount not to exceed (a) One Million Dollars ($1,000,000) during September through January and (b) Five Hundred Thousand Dollars ($500,000) during the balance of the year, so long as they are otherwise eligible hereunder; or

                  (iv) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; except that in the case of Sam's Club, twenty-five percent (25%) or more of the Accounts from such Account Debtor are not deemed Eligible Accounts hereunder; or

                  (v) the total unpaid Accounts of the Account Debtor exceed fifteen percent (15%) of the net amount of all Eligible Accounts, to the extent of such excess; provided, however, that, in the case of Service Merchandise, Wal Mart, The Nature Company, Natural Wonders, and, to the extent such Accounts are covered under letters of credit satisfactory to Lender, MIC International, the foregoing percentage shall be twenty-five percent (25%); or

                  (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                  (vii) the Account Debtor is also Borrower's creditor or supplier (other than MIC International), or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                  (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) it arises from a sale to an Account Debtor outside the United States, unless (a) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer, including an acceptable domestic confirming bank or, if Lender has approved the issuing bank, advising bank) and assigned to, directly drawable by, and in the possession of Lender, or (b) the Account is covered by credit insurance issued by the Export Import Bank in form and amount satisfactory to Lender; provided, however, that the aggregate amount of such Accounts shall not exceed Two Million Dollars ($2,000,000); or

                  (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                  (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq., as amended); or

                  (xii) the Account is subject to a Lien other than a Permitted Lien; or

                  (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account or which are reflected on the Schedule of Accounts submitted to Lender pursuant to subsection 6.2.2 hereof; or

                  (xvi) Borrower has made an agreement subsequent to the original invoice date with the Account Debtor to extend the time of payment thereof.

         Eligible Finished Goods Inventory - that portion of Eligible In-Transit Inventory and Eligible Landed Inventory consisting of finished goods.

         Eligible In-Transit Inventory - items of Inventory that do not qualify as Eligible Landed Inventory solely because they are not located at a location set forth on Exhibit 6.1.1 or is in transit but: (a) currently are in-transit from a location not set forth on Exhibit 6.1.1 to a location set forth on Exhibit 6.1.1; (b) title to such Inventory has passed to Borrower;
     (c) are insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Lender in its discretion; and (d) the documents of title with respect to such Inventory are in the possession of Borrower, its agents, or Lender; in each case, with documentation therefor in form and substance satisfactory to Lender in its discretion, and net of estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible In-Transit Inventory by Borrower.

         Eligible Inventory - Eligible In-Transit Inventory and Eligible Landed Inventory.

         Eligible Landed Inventory - such inventory of Borrower (other than packaging materials and supplies) which Lender, in its sole credit judgment, deems to be Eligible inventory. Without limiting the generality of the foregoing, no inventory shall be Eligible Landed Inventory if:

                  (i) it is not raw materials or finished goods that is, in Lender's opinion, readily marketable in its current form; or

                  (ii)  it is not in good, new, and saleable condition; or

                  (iii) it is slow-moving, obsolete, or unmerchantable, or, without duplication, is identified as a reserve in Borrower's books in a manner consistent with Borrower's past practices; or

                  (iv) it does not meet all standards imposed by any governmental agency or authority; or

                  (v) it does not conform in all respects to the warranties and representations set forth in the Agreement; or

                  (vi) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                  (vii) it is not situated at a location in compliance with this Agreement or is in transit.

         Eligible Raw Materials Inventory - that portion of Eligible In-Transit Inventory and Eligible Landed Inventory consisting of raw materials.

         Employer Securities - the shares of Series B Common Stock purchased by the ESOP with the proceeds of the ESOP Loan in accordance with the ESOP Purchase Agreements.

         Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

         Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

         ESOP - the "Meade Instruments Corp. Employee Stock Ownership Plan" established and maintained by Borrower as an employee benefit plan, effective March 1, 1996, pursuant to the Meade Instruments Corp. Employee Stock Ownership Plan (the "ESOP Plan Document") and the ESOP Trust Agreement.

         ESOP Loan - the loan made by Borrower to the ESOP Trustee in the amount of Eleven Million Dollars ($11,000,000) in order to enable the ESOP Trustee to purchase the Employer Securities in accordance with the ESOP Purchase Agreements.

         ESOP Loan Agreement - that certain ESOP Loan and Pledge Agreement, dated as of the date hereof, between Borrower and the ESOP Trustee.

         ESOP Loan Documents - (i) the ESOP Loan Agreement, (ii) the ESOP Note, and (iii) each other instrument or document executed and/or delivered by the ESOP Trustee to Borrower to evidence or create any obligation of the ESOP to Borrower to repay the ESOP Loan.

         ESOP Note - that certain promissory note, dated as of the date hereof, made by the ESOP to the order of Borrower, evidencing the ESOP's obligations to Borrower under the ESOP Loan Agreement.

         ESOP Purchase Agreements - collectively, those certain "Stock Purchase Agreements," dated as of the date hereof, among the Principal Shareholders, the ESOP Trustee, and Borrower pursuant to which the Principal Shareholders have agreed to sell, and the ESOP Trustee has agreed to purchase one million five hundred thousand (1,500,000) shares of Borrower's Series B Common Stock for $7.3333 per share and an aggregate consideration of Ten Million Nine Hundred Ninety-Nine Thousand Nine Hundred Fifty ($10,999,950).

         ESOP Qualifying Dividends - with respect to any period, the preference dividends on the Borrower's Series B Common Stock permitted by Sections 3.1(a)(i) and (ii) of the Borrower's Charter (as that term is defined in the Churchill Securities Purchase Agreement) that are paid in cash during such period.

         ESOP Transaction Documents - (i) the ESOP Plan Document, (ii) the ESOP Trust Agreement, (iii) the ESOP Purchase Agreements, and (iv) the ESOP Loan Documents.

         ESOP Trust - the trust created by the ESOP Trust Agreement to hold the assets of the ESOP.

         ESOP Trust Agreement - the Meade Instruments Corp. Employee Stock Ownership Trust Agreement, effective on the date hereof, between Borrower, as grantor, and the ESOP Trustee, as trustee, created to hold the assets of the ESOP.

         ESOP Trustee - Wells Fargo Bank, N.A.

         Event of Default - as defined in Section 10.1 of the Agreement.

         Excess Cash Flow - with respect to any fiscal period of Borrower, twenty-five percent (25%) of the result of (a) Borrower's net income plus depreciation, amortization, and all other non-cash charges for such fiscal period, minus (b) the amount of regularly scheduled payments of principal on Indebtedness for Money Borrowed and Capital Expenditures which are not financed for such fiscal period.

         Existing Lender - Bank of America NT&SA.

         GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

         General Intangibles - all personal property of Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments, and money (including, without limitation, all of Borrower's right, title, and interest with respect to the key man life insurance policy with respect to Mr. John C. Diebel), whether now owned or hereafter created or acquired by Borrower.

         Holdings - Meade Holding Corp., a California corporation.

         Indebtedness - as applied to a Person means, without duplication

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                  (ii) all obligations of other Persons which such Person has guaranteed,

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  (iv) in the case of Borrower (without duplication), the Obligations.

         Independent Financial Advisor - the independent financial adviser selected by the ESOP Trustee to evaluate that the purchase price being paid by the ESOP Trustee for the Employer Securities does not exceed the fair market value thereof.

         Interest Coverage Ratio - with respect to any period of determination, the ratio of (i) EBIT for such period to (ii) Interest Expense for such period, all as determined in accordance with GAAP.

         Interest Expense - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP plus the Letter of Credit and LC Guaranty fees owing for such period.

         Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

         Inventory Letter of Credit - documentary letters of credit issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on Exhibit 6.1.1, that satisfy the following conditions: all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airwaybill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Lender and reflecting passage to Borrower of title to first quality Inventory conforming to Borrower's contract with the seller thereof.

         IRC - means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

         LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

         Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

         LIBOR Rate - the rate of interest displayed on the Reuters LIBOR Page from time to time as the then prevailing one month LIBOR Rate; and, if such rate quotation service is discontinued or substantially modified for any reason, a comparable rate quotation designated by Lender as a substitute therefor. Each determination by Lender of the LIBOR Rate shall, in the absence of manifest error, be conclusive.

         LIBOR Rate Election - an election to cause interest on the Loans to be computed with reference to the LIBOR Rate, that is effected by the giving of a LIBOR Rate Request in accordance with Section 2.3.

         LIBOR Rate Request - a notice in writing (or by telephone confirmed by telex, telecopy or other facsimile transmission on the same, day as the telephone request) from Borrower to Lender requesting that interest on the Loans be computed with reference to the LIBOR Rate, specifying the date upon which such request is to become effective.

         Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

         Loan Documents - the Agreement, the Other Agreements, and the Security Documents.

         Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

         Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property payable over a period longer than six (6) months; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

         Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

         Net Worth - at any date of determination thereof (i) the aggregate amount of all assets of Borrower (exclusive of the ESOP contra account) as may be properly classified as such, less (ii) the aggregate amount of all liabilities (exclusive of the ESOP contra account) of Borrower, all as determined in accordance with GAAP.

         Noteholders - Messrs. John C. Diebel, Ron Ezra, Joseph A. Gordon, Jr., and Steve Murdock.

         Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon (including, without limitation, Early Termination Charges), owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

         Ordinary Course Liens - any of the following:

                  (i) Liens arising by operation of law in favor of warehouseman, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable financial statements of Borrower;

                  (ii) Deposits made in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of Borrower's business;

                  (iii) Deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money;

                  (iv) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower;

                  (v) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; and

              (vi) with respect to any real property: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Lender's Lien on and security interest therein, or materially interfere with the ordinary conduct of the business of Borrower.

         Original Term - as defined in Section 4.1 of the Agreement.

         Other Agreements - the Term Note, the Dominion Account Agreement, the Pay-Off Letters, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

         Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus the LC Amount exceeds the Borrowing Base.

         Patent Security Agreement - that certain patent security agreement, of even date herewith, between Borrower and Lender, in form and substance satisfactory to Lender.

         Pay-Off Letters - means the letters, in form and substance reasonably satisfactory to Lender, from Existing Lender and the Noteholders respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and the Noteholders and obtain, in the case of Existing Lender, a termination or release of all of the security interests or liens existing in favor of Existing Lender in and to the Property of Borrower.

         Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

         Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed Two Million Dollars ($2,000,000). For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

         Pretax Profit - for any period, means Borrower's Consolidated (i) Adjusted Net Earnings from Operations for such period, plus (ii) ESOP Qualifying Dividends for such period, plus (iii) deferred taxes for such period, all as determined in accordance with GAAP.

         Principal Shareholders - Diebel Living Trust, Mr. Ron Ezra, Mr. Joseph
A. Gordon, Jr., and Murdock 1986 Trust.

         Projections - Borrower's forecasted (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         Rate Election - a Base Rate Election or a LIBOR Rate Election.

         Rate Request - a Base Rate Request or a LIBOR Rate Request.

         Recapitalization Transactions - the series of transactions consisting of: (i) the ESOP Loan; (ii) the sale by the Principal Shareholders of thirty percent (30%) of Borrower's common stock to the ESOP; (iii) the redemption by Borrower of $250,000 of its capital stock; (iii) the repayment by Borrower of Shareholder Notes; and (iv) the Churchill Equity Investment.

         Recapitalization Transactions Documents - the Churchill Documents, the ESOP Transaction Documents, and any other material documents and agreements relating to the Recapitalization Transactions.

         Recapture Amount - as of the date of any determination, the aggregate amount of mandatory prepayments of the Revolving Credit Loans made by Borrower pursuant to subsection 3.3.2.

         Registration Rights Agreement - that certain Registration Rights Agreement, dated as of the date hereof, between Borrower and Churchill.

         Rentals - as defined in subsection 8.2.12 of the Agreement.

         Renewal Terms - as defined in Section 4.1 of the Agreement.

         Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

         Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i)      [Intentionally omitted]

                  (ii) Property to be used in the ordinary course of business;

                  (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower;

                  (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000);

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and

                  (vii) additional contributions to the ESOP sufficient to enable the ESOP to make payments of principal and interest when due with respect to the ESOP Loan.

         Revolving Credit Loan - a Loan made by Lender as provided in Section
1.1 of the Agreement.

         Schedule of Accounts - as defined in subsection 6.2.1 of the Agreement.

         Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         Security Documents - the Trademark Security Agreement, the Patent Security Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Series B Common Stock - five million (5,000,000) authorized shares of Series B Common Stock, no par value, of Borrower of which one million five hundred thousand (1,500,000) shares are outstanding as of the Closing Date.

         Shareholder Agreement - that certain Shareholder Agreement, dated as of the date hereof, among Borrower, the Principal Shareholders, and Churchill.

         Shareholder Notes - that certain Promissory Note, dated July 8, 1995, made by Borrower to the order of Mr. John C. Diebel in the original principal amount of One Million Five Hundred Thousand Dollars; that certain Subordinated Note, dated February 28, 1991, made by Borrower to the order of Mr. John C. Diebel in the original principal amount of Two Hundred Seventy-Five Thousand Dollars ($275,000); that certain Subordinated Note, dated March 10, 1991, made by Borrower to the order of Mr. Ron Ezra in the original principal amount of Fifty Thousand Dollars; that certain Subordinated Note, dated March 1, 1991, made by Borrower to the order of Mr. Joseph A. Gordon, Jr. in the original principal amount of Twenty-Five Thousand Dollars ($25,000); and that certain Subordinated Note, dated March 29, 1991, made by Borrower to the order of Mr. Steve Murdock in the original principal amount of One Hundred Fifty Thousand Dollars ($150,000).

         Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

         Term Loan - the Loan described in subsection 1.2.1 of the Agreement.

         Term Note - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit 1.2.1 to the Agreement.

         Total Capitalization - means, without duplication, the sum of (a) Total Senior Debt, (b) the preferred stock of Borrower, and (c) the equity in Borrower.

         Total Credit Facility - Nineteen Million Five Hundred Thousand Dollars ($19,500,000).

         Total Liabilities - at any date means all amounts properly classified as liabilities of Borrower on a balance sheet at such date in accordance with GAAP.

         Total Senior Debt - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; and (iii) Indebtedness that constitutes a Capitalized Lease Obligation.

         Trademark Security Agreement - that certain trademark security agreement, of even date herewith, between Borrower and Lender, in form and substance satisfactory to Lender.

         Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Wal Mart Accounts - Eligible Accounts where the Account Debtor is Wal Mart.

         Wal Mart Reserve - as at any date of determination, an amount equal to ten percent (10%) of the Wal Mart Accounts; provided, however, that the amount of the Wal Mart Reserve may be adjusted upon mutual agreement between Borrower and Lender based on Lender's review of Borrower's relationship with Wal Mart over a twelve (12) month period.

         Working Capital - at any date means Current Assets minus Current Liabilities.

         Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

         Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS


Exhibit 1.2.1       Term Note
Exhibit 6.1.1       Borrower's Business Locations
Exhibit 7.1.1       Jurisdictions in which Borrower is Authorized to do Business
Exhibit 7.1.4       Capital Structure of Borrower
Exhibit 7.1.5       Corporate Names
Exhibit 7.1.13      Surety Obligations
Exhibit 7.1.16      Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.19      Contracts Restricting Borrower's Right to Incur Debts
Exhibit 7.1.20      Litigation
Exhibit 7.1.22(A)   Capitalized Leases
Exhibit 7.1.22(B)   Operating Leases
Exhibit 7.1.23      Pension Plans
Exhibit 7.1.25      Labor Contracts
Exhibit 8.1.3       Compliance Certificate
Exhibit 8.2.5       Permitted Liens
Exhibit 9.22        Closing Date Projections

                                TABLE OF CONTENTS


                                                                                                                Page
SECTION 1.        CREDIT FACILITY...............................................................................  2
         1.1      Revolving Credit Loans........................................................................  2
                  1.1.1      Loans and Reserves.................................................................  2
                  1.1.2      Use of Proceeds....................................................................  2
         1.2      Term Loan.....................................................................................  3
                  1.2.1      Term Loan..........................................................................  3
                  1.2.2      [Intentionally omitted]............................................................  3
         1.3      Letters of Credit; LC Guaranties..............................................................  3

SECTION 2.        INTEREST, FEES AND CHARGES....................................................................  3
         2.1      Interest......................................................................................  3
                  2.1.1      Rates of Interest..................................................................  3
                  2.1.2      Default Rate of Interest...........................................................  4
                  2.1.3      Maximum Interest...................................................................  4
         2.2      Computation of Interest and Fees..............................................................  4
         2.3      Rate Elections................................................................................  4
         2.4      Closing Fee...................................................................................  5
         2.5      Letter of Credit and LC Guaranty Fees.........................................................  5
         2.6      Unused Line Fee...............................................................................  5
         2.7      Collection Charges............................................................................  6
         2.8      Audit and Appraisal Fees......................................................................  6
         2.9      Reimbursement of Expenses.....................................................................  6
         2.10     Bank Charges..................................................................................  6

SECTION 3.        LOAN ADMINISTRATION...........................................................................  7
         3.1      Manner of Borrowing Revolving Credit Loans....................................................  7
                  3.1.1      Loan Requests......................................................................  7
                  3.1.2      Disbursement.......................................................................  7
                  3.1.3      Authorization......................................................................  7
         3.2      Payments......................................................................................  8
                  3.2.1      Principal..........................................................................  8
                  3.2.2      Interest...........................................................................  8
                  3.2.3      Costs, Fees and Charges............................................................  8
                  3.2.4      Other Obligations..................................................................  8
         3.3      Mandatory Prepayments.........................................................................  8
                  3.3.1      Proceeds of Sale, Loss, Destruction, or Condemnation of
                             Collateral.........................................................................  8
                  3.3.2      Excess Cash Flow Recapture.........................................................  8
         3.4      Application of Payments and Collections.......................................................  9

         3.5      All Loans to Constitute One Obligation........................................................   9
         3.6      Loan Account..................................................................................   9
         3.7      Statements of Account.........................................................................   9

SECTION 4.        TERM AND TERMINATION..........................................................................  10
         4.1      Term of Agreement.............................................................................  10
         4.2      Termination...................................................................................  10
                  4.2.1      Termination by Lender..............................................................  10
                  4.2.2      Termination by Borrower............................................................  10
                  4.2.3      Termination Charges................................................................  10
                  4.2.4      Effect of Termination..............................................................  11

SECTION 5.        SECURITY INTERESTS............................................................................  11
         5.1      Security Interest in Collateral...............................................................  11
         5.2      Lien Perfection; Further Assurances...........................................................  12
         5.3      [Intentionally omitted].......................................................................  12

SECTION 6.        COLLATERAL ADMINISTRATION.....................................................................  12
         6.1      General.......................................................................................  12
                  6.1.1      Location of Collateral.............................................................  12
                  6.1.2      Insurance of Collateral............................................................  12
                  6.1.3      Protection of Collateral...........................................................  13
         6.2      Administration of Accounts....................................................................  13
                  6.2.1      Records, Schedules and Assignments of Accounts.....................................  13
                  6.2.2      Discounts, Allowances, Disputes....................................................  14
                  6.2.3      Taxes..............................................................................  14
                  6.2.4      Account Verification...............................................................  14
                  6.2.5      Maintenance of Dominion Account....................................................  14
                  6.2.6      Collection of Accounts, Proceeds of Collateral.....................................  14
         6.3      Administration of Inventory...................................................................  15
                  6.3.1      Records and Reports of Inventory...................................................  15
                  6.3.2      Returns of Inventory...............................................................  15
         6.4      Administration of Equipment...................................................................  15
                  6.4.1      Records and Schedules of Equipment.................................................  15
                  6.4.2      Dispositions of Equipment..........................................................  15
         6.5      Payment of Charges............................................................................  16
         6.6      Key Man Life Insurance........................................................................  16

SECTION 7.        REPRESENTATIONS AND WARRANTIES................................................................  16
         7.1      General Representations and Warranties........................................................  16
                  7.1.1      Organization and Qualification.....................................................  16
                  7.1.2      Corporate Power and Authority......................................................  16
                  7.1.3      Legally Enforceable Agreement......................................................  17
                  7.1.4      Capital Structure..................................................................  17

                                       ii

                  7.1.5      Corporate Names....................................................................  17
                  7.1.6      Business Locations; Agent for Process..............................................  17
                  7.1.7      Title to Properties; Priority of Liens.............................................  18
                  7.1.8      Accounts...........................................................................  18
                  7.1.9      Equipment..........................................................................  19
                  7.1.10     Financial Statements; Fiscal Year..................................................  19
                  7.1.11     Full Disclosure....................................................................  20
                  7.1.12     Solvent Financial Condition........................................................  20
                  7.1.13     Surety Obligations.................................................................  20
                  7.1.14     Taxes..............................................................................  20
                  7.1.15     Brokers............................................................................  20
                  7.1.16     Patents, Trademarks, Copyrights, and Licenses......................................  20
                  7.1.17     Governmental Consents..............................................................  20
                  7.1.18     Compliance with Laws...............................................................  21
                  7.1.19     Restrictions.......................................................................  21
                  7.1.20     Litigation.........................................................................  21
                  7.1.21     No Defaults........................................................................  21
                  7.1.22     Leases.............................................................................  21
                  7.1.23     Pension Plans......................................................................  22
                  7.1.24     Trade Relations....................................................................  22
                  7.1.25     Labor Relations....................................................................  22
                  7.1.26     Eligible Inventory.................................................................  22
                  7.1.27     ESOP Qualification.................................................................  22
                  7.1.28     ESOP Loan..........................................................................  22
                  7.1.29     ESOP Trustee and Independent Financial Advisor.....................................  23
         7.2      Continuous Nature of Representations and Warranties...........................................  23
         7.3      Survival of Representations and Warranties....................................................  23

SECTION 8.        COVENANTS AND CONTINUING AGREEMENTS...........................................................  23
         8.1      Affirmative Covenants.........................................................................  23
                  8.1.1      Visits and Inspections.............................................................  23
                  8.1.2      Notices............................................................................  23
                  8.1.3      Financial Statements...............................................................  23
                  8.1.4      Landlord and Storage Agreements....................................................  25
                  8.1.5      [Intentionally omitted]............................................................  25
                  8.1.6      Projections........................................................................  25
         8.2      Negative Covenants............................................................................  25
                  8.2.1      Mergers; Consolidations; Acquisitions..............................................  25
                  8.2.2      Loans..............................................................................  25
                  8.2.3      Total Indebtedness.................................................................  25
                  8.2.4      Affiliate Transactions.............................................................  26
                  8.2.5      Limitation on Liens................................................................  26
                  8.2.6      [Intentionally omitted]............................................................  27
                  8.2.7      Distributions......................................................................  27

                  8.2.8      Capital Expenditures...............................................................  28
                  8.2.9      Disposition of Assets..............................................................  28
                  8.2.10     [Intentionally omitted]............................................................  28
                  8.2.11     Bill-and-Hold Sales, Etc...........................................................  28
                  8.2.12     Restricted Investment..............................................................  28
                  8.2.13     Leases.............................................................................  28
                  8.2.14     Tax Consolidation..................................................................  28
         8.3      Specific Financial Covenants..................................................................  29
                  8.3.1      Minimum Working Capital............................................................  29
                  8.3.2      Profitability......................................................................  29
                  8.3.3      Debt to Net Worth Ratio............................................................  30
                  8.3.4      Cash Flow..........................................................................  30
                  8.3.5      Interest Coverage Ratio............................................................  31
                  8.3.6      Total Senior Debt Coverage Ratio...................................................  31
                  8.3.7      Total Senior Debt to Total Capitalization Ratio....................................  32
                  8.3.8      Excess Availability................................................................  32

SECTION 9.        CONDITIONS PRECEDENT TO INITIAL CREDITS.......................................................  32
         9.1      Documentation.................................................................................  32
         9.2      Other Loan Documents.
         9.3      Approvals and Consents........................................................................  33
         9.4      Interim Financial Statements..................................................................  33
         9.5      Pension Plans.................................................................................  33
         9.6      Labor Contracts...............................................................................  33
         9.7      Pro Forma Balance Sheet.......................................................................  33
         9.8      Availability..................................................................................  33
         9.9      Vendor Checks.................................................................................  33
         9.10     Certified Documents of Borrower...............................................................  33
         9.11     Recapitalization Transactions Documents.......................................................  34
         9.12     Collateral Access Agreements..................................................................  34
         9.13     Confirmation Searches.........................................................................  34
         9.14     Opinion of Counsel............................................................................  34
         9.15     Evidence of Insurance of Collateral...........................................................  34
         9.16     Use of Financing..............................................................................  34
         9.17     Independent Financial Advisor Opinion.........................................................  34
         9.18     Opinion of Counsel to ESOP Trustee............................................................  35
         9.19     Certificate of Borrower.......................................................................  35
         9.20     Pay-Off Letter and UCC Termination Statements, etc............................................  35
         9.21     Holdings......................................................................................  35
         9.22     Closing Date Projections......................................................................  35
         9.23     Churchill Equity Investment...................................................................  35

SECTION 9-A.      CONDITIONS PRECEDENT TO ALL LOANS.............................................................  36
         9-A.1    No Default....................................................................................  36

         9-A.2    Representations and Warranties................................................................  36
         9-A.3    No Litigation.................................................................................  36

SECTION 9-B.      CONDITIONS SUBSEQUENT.........................................................................  36
         9-B.1    Financial Management Information System.......................................................  36
         9-B.2    Long Beach Collateral Access Agreement........................................................  36
         9-B.3    Evidence of Key Man Life Insurance............................................................  36
         9-B.4    Dominion Account Agreement....................................................................  37

SECTION 10.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON
                  DEFAULT.......................................................................................  37
         10.1     Events of Default.............................................................................  37
                  10.1.1     Payment of Note....................................................................  37
                  10.1.2     Payment of Other Obligations.......................................................  37
                  10.1.3     Misrepresentations.................................................................  37
                  10.1.4     Breach of Specific Covenants.......................................................  37
                  10.1.5     Breach of Other Covenants..........................................................  37
                  10.1.6     Default Under Security Documents/Other Agreements/
                             Recapitalization Transactions Documents............................................  38
                  10.1.7     Other Defaults.....................................................................  38
                  10.1.8     Uninsured Losses...................................................................  38
                  10.1.9     Adverse Changes....................................................................  38
                  10.1.10    Insolvency and Related Proceedings.................................................  38
                  10.1.11    Business Disruption................................................................  38
                  10.1.12    Change of Ownership................................................................  38
                  10.1.13    ERISA..............................................................................  39
                  10.1.14    Challenge to Agreement.............................................................  39
                  10.1.15    [Intentionally omitted]............................................................  39
                  10.1.16    Criminal Forfeiture................................................................  39
                  10.1.17    Judgments..........................................................................  39
                  10.1.18    ESOP Loan..........................................................................  39
         10.2     Acceleration of the Obligations...............................................................  39
         10.3     Other Remedies................................................................................  40
         10.4     Remedies Cumulative; No Waiver................................................................  41

SECTION 11.       MISCELLANEOUS.................................................................................  41
         11.1     Power of Attorney.............................................................................  41
         11.2     Indemnity.....................................................................................  42
         11.3     Modification of Agreement; Sale of Interest...................................................  42
         11.4     Severability..................................................................................  43
         11.5     Successors and Assigns........................................................................  43
         11.6     Cumulative Effect; Conflict of Terms..........................................................  43
         11.7     Execution in Counterparts.....................................................................  43
         11.8     Notice........................................................................................  43

         11.9     Lender's Consent..............................................................................  44
         11.10    Credit Inquiries..............................................................................  44
         11.11    Time of Essence...............................................................................  45
         11.12    Entire Agreement..............................................................................  45
         11.13    Interpretation................................................................................  45
         11.14    GOVERNING LAW; CONSENT TO FORUM...............................................................  45
         11.15    WAIVERS BY BORROWER...........................................................................  46
         11.16    Confidentiality...............................................................................  46